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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date or earliest event reported) June 18, 2002
                                  -------------

                         UNIROYAL TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
         --------------------------------------------------------------
                 (State of other jurisdiction of incorporation)



         0-20686                    65-0341868
------------------         -----------------------------------
(Commission File Number)   (IRS Employer Identification No.)



Two North Tamiami Trail, Suite 900
Sarasota, Florida                                               34236
--------------------------------------                        ---------
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code (941) 361-2100
                                 --------------

   (Former name or former address, if changed since last report.)







Item 5.  Other Events

                  On June 17, 2002, the Nasdaq Stock Market, Inc. approved the Registrant's application to list its common stock, $.01 par value, on the Nasdaq SmallCap Market. The action was taken because the closing bid prices of the Registrant's common stock had not met the requirements for continued listing on the Nasdaq National Market. In order for the Company's common stock to remain listed on the Nasdaq SmallCap Market the Company will have to demonstrate compliance with the minimum $1.00 per share requirement by August 21, 2002. The closing stock price of the Company's common stock on June 17, 2002 was $0.21.

                  The Company might be eligible for an additional 180-day grace period if the Company meets the initial listing criteria for the Nasdaq SmallCap Market pursuant to Marketplace Rule 4310 (c)(2)(A). That rule requires that the issuer have stockholders' equity of $5 million, market capitalization of $50 million or net income from continuing operations of $750,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.



                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 UNIROYAL TECHNOLOGY CORPORATION




Date:  June 18, 2002       By:     /s/ George J. Zulanas, Jr.
                                       ------------------------------------
                                       George J. Zulanas, Jr.
                                       Executive Vice President,  Treasurer
                                       and Chief Financial Officer